U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 October 17, 2007

RACINO ROYALE, INC.
 (Exact name of small business issuer as specified in its charter)

                    Nevada                                       000-31639                                             88-0436364
(State or other jurisdiction of  incorporation)           Commission File Number                                        (IRS Employer ID No.)

144 Front St. West, Suite 700
Toronto, Ontario, Canada, M5J 2L7
 (Address of principal executive offices)

(416) 216-8659
(Issuer's Telephone Number)

Item 4.01 Change in Registrant’s Certifying Accountant

Effective October 17, 2007, the firm of SF Partnership, LLP, (“SFP”), our independent accountant who audited our consolidated financial statements for our fiscal years ending September 30, 2006 and 2005 was dismissed.  Our Board of Directors authorized this action.  SFP had audited our financial statements for the fiscal years ended September 30, 2006 and 2005, and reviewed our financial statements for the relevant interim periods.

In connection with the audit of our consolidated financial statements as of and for the fiscal years ended September 30, 2006 and 2005 and for the subsequent interim period through October 16, 2007, there were no disagreements with SFP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of SFP, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

      The audit report of SFP on our consolidated financial statements as of and for the years ended September 30, 2006 and 2005, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

            “The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the company experienced operating losses and has a working capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

We have requested that SFP furnish us with a letter addressed to the Commission stating whether it agrees with the above statements.  A copy of this letter is included herewith as Exhibit 16.01.

In addition, effective October 17, 2007, we retained the firm of Rotenberg & Co., LLP of Rochester, NY ("Rotenberg”) to audit our consolidated financial statement for our fiscal year ending September 30, 2007, and include such report as part of our annual report on Form 10-KSB for our fiscal year ending September 30, 2007.  This change in independent accountants was approved by our Board of Directors.  There were no consultations between us and Rotenberg prior to their appointment.

Item 9.01.  Financial Statements and Exhibits.

(c).  Exhibits.

Number                        Exhibit

16.01	Letter from SF Partnership, LLP,

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

Racino Royale, Inc. (Registrant)

Date: October 19, 2007	By:	/s/Gary N. Hokkanen
Gary N. Hokkanen
Chief Financial Officer